EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cree Research, Inc. on Form S-8 (Numbers 33-98956 and 33-98958) and Form S-3 (Number 33-98728) of our reports dated July 22, 1998 on our audits of the consolidated financial statements as of June 28, 1998 and June 30, 1997 and for the year ended June 28, 1998 and for the two years in the period ended June 30, 1997 which reports are included in this annual report on Form 10-K.